Exhibit T3A.52

Certifié conforme à l'original par le notaire soussigné, Maître Henri HELLINCKX de résidence à Luxembourg.

Luxembourg, le 16/10/14

Henri HELLINCKX, Notaire - LUXEMBOURG -

CHC Helicopter (4) S.à r.l.
Société à responsabilité limitée
Siège social: 6, rue Eugène Ruppert
L-2453, Luxembourg, Grand-Duché de Luxembourg
Capital social : EUR 12.500
R.C.S. Luxembourg: B 190572
(the **Company**)

RESOLUTIONS OF THE SOLE SHAREHOLDER

Dated October 16, 2014 - no

In the year two thousand and fourteen, on the sixteenth day of October, at 10.45 a.m..

before the undersigned, Maître Henri Hellinckx, a notary resident in Luxembourg City, Grand Duchy of Luxembourg,

There appeared:

CHC Helicopter S.A., a public limited liability company (*société anonyme*) incorporated under the laws of Luxembourg, with registered office at 6, rue Eugène Ruppert, L-2453, Luxembourg, Grand-Duché de Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 139673, being the sole shareholder of the Company (the **Sole Shareholder**),

represented by Mrs Arlette Siebenaler, private employee, whose professional address is at Luxembourg, by virtue of a power of attorney given on 10th of October, 2014, under private seal.

After signature *ne varietur* by the authorised representative of the Sole Shareholder and the undersigned notary, this power of attorney will remain attached to this deed to be registered with it.

The Company was incorporated on 26 September, 2014 pursuant to a deed drawn up by Henri Hellinckx, a notary resident in Luxembourg City, not yet published in the *Mémorial C, Recueil des Sociétés et Associations.*

The Sole Shareholder has requested the notary to record :

(i) That the Sole Shareholder holds all the shares in the share capital of the Company;

(ii) That the agenda is as follows:

a. Increase of the Company's share capital by an amount of two Euro (EUR 2) to raise it from its present amount of twelve thousand five hundred Euro (EUR 12,500), represented by twelve thousand five hundred (12,500) shares, having a nominal value of one Euro (EUR 1) each, to twelve thousand five hundred and two Euro (EUR 12,502) by the issue of two (2) new shares in the Company having a nominal value of one Euro (EUR 1) each and with the same rights and obligations as the existing shares;

b. Subscription for the new shares and payment for such shares by a contribution in kind;

c. Amendment of article 5.1 of the article of association of the Company to reflect the capital increase;

d. Amendment to the shareholder register of the Company to record the share capital increase with power and authority given to any manager of the Company and to any employee of the Company each acting individually to attend to the updating of the register and the recording of the capital increase.

That the Sole Shareholder takes the following resolutions :

FIRST RESOLUTION

The Sole Shareholder resolves to increase the share capital with immediate effect by an amount of two Euro (EUR 2) to raise it from its present amount of twelve thousand five hundred Euro (EUR 12,500), represented by twelve thousand five hundred (12,500) shares, having a nominal value of one Euro (EUR 1) each, to twelve thousand five hundred and two Euro (EUR 12,502), by the issuance of two (2) new shares in the Company having a nominal value of one Euro (EUR 1) each and with the same rights and obligations as the existing shares (the **New Shares**).

SECOND RESOLUTION

Subscription - Payment

The Sole Shareholder, represented as stated above, resolves to subscribe for the New Shares and pays them up fully by a contribution in kind consisting of a receivable in the aggregate amount of ten million five hundred seventy seven thousand two hundred fifty Euro (EUR 10,577,250) (being the equivalent of USD 13,500,000 based on the exchange rate published by the European Central Bank on 09 October 2014 – USD:EUR = 1:0.7835) that the Sole Shareholder holds against the Company (the **Receivable**).

Valuation - Allocation

The value of the contribution in kind of the Receivable to the Company is certified to the undersigned notary by a certificate, issued by the Sole Shareholder, and signed for approval by the Company's management (the **Certificate**). The Certificate states the following:

1. The Sole Shareholder is the legal and beneficial owner of the Receivable;
2. the Receivable is certain and will be due and payable on its due date without deduction (*certaine, liquide et exigible*);
3. The Sole Shareholder is solely entitled to the Receivable and possesses the power to dispose of the Receivable;
4. the Receivable is not encumbered with any pledge or usufruct, there exists no right to acquire any pledge or usufruct on the Receivable and the Receivable is not subject to any attachment;
5. there exist neither pre-emption rights nor any other rights by virtue of which any person may be entitled to demand that the Receivable be transferred to it;
6. according to the applicable law and the respective articles of association or other organizational documents, as amended, the Receivable is freely transferable;
7. all formalities required in Luxembourg and/or any relevant jurisdiction subsequent to the contribution in kind of the Receivable to the Company will be effected upon receipt of a certified copy of the notarial deed documenting the said contribution in kind;
8. all corporate, regulatory and other approvals for the execution, delivery and performance of the Receivable to the Company, as the case may be, have been obtained;
9. based on generally accepted Luxembourg accounting principles, the value of the Receivable is at least equal to the aggregate nominal value of the shares (and related share premium) to be issued by the Company in exchange for the contribution of the Receivable, and since the valuation was made, no material changes have occurred which may have depreciated the contribution made to the Company; and
10. all formalities to transfer the legal ownership of the Receivable contributed to the Company have been or will be accomplished by the Sole Shareholder and upon the contribution of the Receivable by the Sole Shareholder to the Company, the Company will become the full owner of Receivable, which will

be extinguished by way of confusion in accordance with article 1300 of the Luxembourg Civil Code.

After signature *ne varietur* by the authorised representative of the Sole Shareholder and the undersigned notary, this certificate will remain attached to this deed to be registered with it.

The contribution in kind of the Receivable for the amount of ten million five hundred seventy seven thousand two hundred fifty Euro (EUR 10,577,250) (being the equivalent of USD 13,500,000 based on the exchange rate published by the European Central Bank on 09 October 2014 – USD:EUR = 1:0.7835) is allocated as follows:

(i) an amount of EUR 2 (two euros) to be allocated to the share capital account of the Company; and

(ii) an amount of EUR 10.577.248 (ten million five hundred and seventy-seven thousand two hundred and forty-eight euros) to be allocated to the share premium account of the Company.

THIRD RESOLUTION

The Sole Shareholder resolves to amend article 5.1 of the articles of association of the Company as follows to reflect the above resolutions:

"5.1. The share capital is set at twelve thousand five hundred and two Euro (EUR 12,502), represented by twelve thousand five hundred and two (12,502) shares in registered form, having a nominal value of one Euro (EUR 1) each."

FOURTH RESOLUTION

The Sole Shareholder resolves to amend the shareholder register of the Company to record the share capital increase as detailed in the above resolutions with power and authority given to any manager of the Company and to any employee of the Company each acting individually to attend to the updating of the register and the recording of the capital increase.

Estimate of costs

The expenses, costs, fees and charges of any kind whatsoever to be borne by the Company in connection with this deed are estimated at approximately EUR 5,000.-.

The undersigned notary, who understands and speaks English, states at the request of the Sole Shareholder that this deed is drawn up in English and French, and that in the case of discrepancies, the **English version** shall prevail.

Whereof this notarial deed is drawn up in Luxembourg, on the date first stated above.

After reading this document to the person appearing, the notary signs it with the Sole Shareholder's authorised representative.

Suit la traduction française du texte qui précède:

L'an deux mille quatorze, le seizième jour du mois d'octobre, à 10.45 heures,

par devant Maître Henri Hellinckx, soussigné, notaire de résidence à Luxembourg, Grand-Duché de Luxembourg,

A comparu:

CHC Helicopter S.A., une société anonyme de droit luxembourgeois, ayant son siège social au 6, rue Eugène Ruppert, L-2453, Luxembourg, Grand-Duché de Luxembourg, immatriculée au Registre du Commerce et des Sociétés de Luxembourg sous le numéro B 139673, étant l'associé unique de la Société (l'**Associé Unique**),

représentée par Madame Arlette Siebenaler, employée privée, ayant son adresse professionnelle à Luxembourg, en vertu d'une procuration donnée sous seing privé le 10 octobre 2014.

Après signature *ne varietur* par le mandataire de l'Associé Unique et le notaire soussigné, la procuration restera annexée au présent acte pour être soumise avec celui-ci aux formalités de l'enregistrement.

La Société a été constituée le 26 septembre 2014 suivant un acte de Me Henri Hellinckx, notaire de résidence à Luxembourg-ville et dont la publication au Mémorial C, Recueil des Sociétés et Associations est en cours.

L'Associé Unique a requis le notaire d'acter ce qui suit :

(i) Que l'Associé Unique détient la totalité des parts sociales dans le capital de la Société ;

(ii) Que l'ordre du jour est libellé comme suit :

a. Augmentation du capital social de la Société d'un montant de deux euros (EUR 2) afin de le porter de son montant actuel de douze mille cinq cents euros (EUR 12.500), représenté par douze mille cinq cents (12.500) parts sociales ayant une valeur nominale de un euro

(EUR 1) chacune, à douze mille cinq cents deux euros (EUR 12.502), par l'émission de deux (2) nouvelles parts sociales dans la Société ayant une valeur nominale de un euro (EUR 1) chacune, et portant les mêmes droits et obligations que les parts sociales existantes ;

b. souscription à et libération des nouvelles parts sociales par un apport en nature ;

c. modification de l'article 5.1 des statuts de la Société à l'effet de refléter l'augmentation de capital ;

d. modification du registre des associés de la Société afin d'enregistrer l'augmentation de capital social avec pouvoir et autorité donnés à tout gérant de la Société et à tout employé de la Société, chacun agissant individuellement, pour mettre à jour le registre et y inscrire l'augmentation de capital.

(iii) Que l'Associé Unique a pris les résolutions suivantes :

PREMIERE RESOLUTION

L'Associé Unique décide d'augmenter le capital social avec effet immédiat par un montant de deux euros (EUR 2) afin de le porter de son montant actuel de douze mille cinq cents euros (EUR 12.500,-), représenté par douze mille cinq cents (12.500) parts sociales ayant une valeur nominale de un euro (EUR 1) chacune, à douze mille cinq cents deux euros (EUR 12.502) euros, par l'émission de deux (2) nouvelles parts sociales dans la Société ayant une valeur nominale de un euro (EUR 1) chacune, et portant les mêmes droits et obligations que les parts sociales existantes (les **Nouvelles Parts Sociales**).

DEUXIEME RESOLUTION

Souscription - Libération

L'Associé Unique, représenté comme indiqué ci-dessus, décide de souscrire aux Nouvelles Parts Sociales et les libère intégralement par un apport en nature consistant en une créance d'un montant total de dix millions cinq cent soixante-dix-sept mille deux cent cinquante euro (EUR 10.577.250) (étant l'équivalent de USD USD 13.500.000 basé sur le taux de change publié par la Banque Centrale Européenne le 09 octobre 2014 – USD:EUR = 1:0.7835) que l'Associé Unique détient vis-à-vis de la Société (la **Créance**).

Evaluation - Affectation

La valeur de l'apport en nature de la Créance à la Société est attestée au notaire instrumentant au moyen d'un certificat délivré par l'Associé Unique et signé pour approbation par l'organe de gestion de la Société (le **Certificat**). Le Certificat atteste que :

1. l'Associé Unique est le bénéficiaire légal et économique de la Créance;

2. la Créance est certaine, liquide et exigible en date due sans déduction ;

3. l'Associé Unique est le seul ayant droit de la Créance et a le droit de disposer de la Créance;

4. la Créance n'est grevée d'aucun nantissement ou usufruit, et il n'existe aucun droit d'acquérir tout nantissement ou usufruit sur la Créance et la Créance n'est soumise à aucun privilège ;

5. il n'existe aucun droit de préemption, ni d'autres droits en vertu desquels une personne serait autorisée à demander à ce que la Créance lui soit cédée ;

6. selon le droit applicable et les statuts concernés ou autres documents organisationnels, tels que modifiés, la Créance est librement cessible ;

7. toutes les formalités requises à Luxembourg et/ou dans toute autre juridiction concernée à la suite de l'apport en nature de la Créance à la Société seront effectuées dès réception d'une copie certifiée de l'acte notarié documentant ledit apport en nature ;

8. toutes les approbations sociales, réglementaires ou autres dans le cadre de l'exécution, la livraison et l'effectivité de l'apport de la Créance à la Société, le cas échéant, ont été obtenues ;

9. sur base de principes comptables généralement acceptés à Luxembourg, la valeur de la Créance est au moins égale à la valeur nominale totale des parts sociales à émettre par la Société en échange de l'apport de la Créance et depuis cette évaluation, aucun changement significatif qui aurait pu avoir pour effet de déprécier l'apport fait à la Société n'est intervenu; et

10. toutes les formalités pour transférer la propriété de la Créance apportée à la Société ont été ou seront accomplies par l'Associé Unique et dès l'apport de la Créance par l'Associé Unique à la Société, la Société deviendra le plein propriétaire de la Créance qui sera éteinte par voie de confusion conformément à l'article 1300 du code civil luxembourgeois.

Après signature *ne varietur* par le mandataire de l'Associé Unique et le notaire instrumentant, ce certificat restera annexé au présent acte pour être soumis avec lui aux formalités de l'enregistrement.

L'apport en nature de la Créance à la Société pour le montant de dix millions cinq cent soixante-dix-sept mille deux cent cinquante euro (EUR 10,577,250) est affecté de la manière suivante :

(i) un montant de EUR 2 (deux euros) à affecter au compte de capital social de la Société ; et

(ii) un montant de EUR 10.577.248 (dix millions cinq cent soixante-dix-sept mille deux cent quarante-huit euros) à affecter au compte de prime d'émission de la Société.

TROISIEME RESOLUTION

L'Associé Unique décide de modifier l'article 5.1 des statuts comme suit afin de refléter les résolutions qui précèdent:

« 5.1. Le capital social est fixé à douze mille cinq cent deux euros (EUR 12.502), représenté par douze mille cinq cent deux (12.502) parts sociales sous forme nominative, ayant une valeur nominale de un euro (EUR 1) chacune. »

QUATRIEME RESOLUTION

L'Associé Unique décide de modifier le registre des associés de la Société afin d'enregistrer l'augmentation de capital social telle que détaillée dans les résolutions ci-dessus avec pouvoir et autorité donnés à tout gérant de la Société et à tout employé de la Société, chacun agissant individuellement, pour mettre à jour le registre et y inscrire l'augmentation de capital.

Estimation des frais

Les dépenses, frais, honoraires et charges de quelque nature que ce soit, incombant à la Société en raison du présent acte, sont estimés à environ EUR 5.000.-

Le notaire instrumentant, qui comprend et parle la langue anglaise, déclare à la demande de l'Associé Unique, que le présent acte est rédigé en Anglais et en Français et qu'en cas de divergences, la **version anglaise** fera foi.

Dont acte, fait et passé à Luxembourg, date qu'en tête des présentes.

Et après lecture faite au comparant, celui-ci signe le présent acte avec le mandataire de l'Associé Unique.

CHC Helicopter (4) S.à r.l.
Société à responsabilité limitée
Siège social: 6, rue Eugène Ruppert, L-2453 Luxembourg

R.C.S. Luxembourg: B 190572

Constitutée suivant acte reçu par Maître Henri HELLINCKX, notaire de résidence à Luxembourg, en date du 26 septembre 2014.

Les statuts en ont été modifiés suivant acte reçu par Maître Henri HELLINCKX, en date du 16 octobre 2014

STATUTS COORDONNES AU 16 OCTOBRE 2014

COORDINATED ARTICLES OF INCORPORATION AS OF OCTOBER 16, 2014

I. NAME – REGISTERED OFFICE – OBJECT – DURATION

Art.1.Name

The name of the company is "**CHC Helicopter (4) S.à r.l.**" (the **Company**). The Company is a private limited liability company (*société à responsabilité limitée*) governed by the laws of the Grand Duchy of Luxembourg, in particular the law of August 10, 1915 on commercial companies, as amended (the **Law**), and these articles of incorporation (the **Articles**).

Art.2.Registered office

2.1. The Company's registered office is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred within that municipality by a resolution of the board of managers. It may be transferred to any other location in the Grand Duchy of Luxembourg by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2. Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the board of managers. If the board of managers determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the normal activities of the Company at its registered office, or with ease of communication between that office and persons abroad, the registered office may be temporarily transferred abroad until the developments or events in question have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

Art.3.Corporate object

3.1. The Company's object is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever, and the management of those participations. The Company may in particular acquire, by subscription, purchase and exchange or in any other manner, any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and, more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. Further, it may invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2. The Company may borrow in any form, except by way of public offer. It may issue, by way of private placement only, notes, bonds and any kind of debt and equity securities. It may lend funds, including, without limitation, the proceeds of any

borrowings, to its subsidiaries, affiliated companies and any other companies. It may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated financial sector activities without having obtained the requisite authorisation.

3.3. The Company may use any techniques, legal means and instruments to manage its investments efficiently and protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4. The Company may carry out any commercial, financial or industrial operation and any transaction with respect to real estate or movable property which, directly or indirectly, favours or relates to its corporate object.

Art.4. Duration

4.1. The Company is formed for an unlimited period.

4.2. The Company shall not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or more shareholders.

II. CAPITAL – SHARES

Art.5. Capital

5.1. The share capital is set at twelve thousand five hundred and two euro (EUR 12,502), represented by twelve thousand five hundred and two (12,502) shares in registered form, having a nominal value of one euro (EUR 1) each.

5.2. The share capital may be increased or reduced once or more by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

Art.6. Shares

6.1. The shares are indivisible and the Company recognises only one (1) owner per share.

6.2. The shares are freely transferable between shareholders.

6.3. When the Company has a sole shareholder, the shares are freely transferable to third parties.

6.4. When the Company has more than one shareholder, the transfer of shares (*inter vivos*) to third parties is subject to prior approval by shareholders representing at least three-quarters of the share capital.

6.5. The transfer of shares to third parties by reason of death must be approved by shareholders representing three-quarters of the rights owned by the survivors.

6.6. A share transfer shall only be binding on the Company or third parties following notification to, or acceptance by, the Company in accordance with article 1690 of the Luxembourg Civil Code.

6.7. A register of shareholders shall be kept at the registered office and may be examined by any shareholder on request.

6.8. The Company may redeem its own shares, provided:

(i) it has sufficient distributable reserves for that purpose; or

(ii) the redemption results from a reduction in the Company's share capital.

III. MANAGEMENT – REPRESENTATION

Art.7. Appointment and removal of managers

7.1. The Company shall be managed by one or more managers appointed by a resolution of the shareholders, which sets the term of their office. The managers need not be shareholders.

7.2. The managers may be removed at any time, with or without cause, by a resolution of the shareholders.

Art.8. Board of managers

If several managers are appointed, they shall constitute the board of managers (the **Board**). The shareholders may decide to appoint managers of two different classes, i.e. one or several class A managers and one or several class B managers.

8.1. Powers of the board of managers

(i) All powers not expressly reserved to the shareholders by the Law or the Articles fall within the competence of the Board, which has full power to carry out and approve all acts and operations consistent with the Company's corporate object.

(ii) The Board may delegate special or limited powers to one or more agents for specific matters.

8.2. Procedure

(i) The Board shall meet at the request of any managers, at the place indicated in the convening notice, which in principle shall be in Luxembourg.

(ii) Written notice of any Board meeting shall be given to all managers at least twenty-four (24) hours in advance, except in the case of an emergency, in which case the

nature and circumstances of such shall be set out in the notice.

(iii) No notice is required if all members of the Board are present or represented and each of them states that they have full knowledge of the agenda for the meeting. A manager may also waive notice of a meeting, either before or after the meeting. Separate written notices are not required for meetings which are held at times and places indicated in a schedule previously adopted by the Board.

(iv) A manager may grant to another manager a power of attorney in order to be represented at any Board meeting.

(v) The Board may only validly deliberate and act if a majority of its members are present or represented. Board resolutions shall be validly adopted by a majority of the votes of the managers present or represented, provided that if the shareholders have appointed one or several class A managers and one or several class B managers, at least one (1) class A manager and one (1) class B manager votes in favour of the resolution. Board resolutions shall be recorded in minutes signed by the chairperson of the meeting or, if no chairperson has been appointed, by all the managers present or represented.

(vi) Any manager may participate in any meeting of the Board by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at a duly convened and held meeting.

(vii) Circular resolutions signed by all the managers (**Managers' Circular Resolutions**) shall be valid and binding as if passed at a duly convened and held Board meeting, and shall bear the date of the last signature.

8.3. Representation

(i) The Company shall be bound towards third parties in all matters by the joint signature of any class A manager and any class B manager.

(ii) The Company shall also be bound towards third parties by the signature of any person to whom special powers have been delegated by the Board.

Art.9. Sole manager

If the Company is managed by a sole manager, all references in the Articles to the Board, the managers or any manager are to be read as references to the sole manager, as appropriate.

Art.10. Liability of the managers

The managers shall not be held personally liable by reason of their office for any commitment they have validly made in the name of the Company, provided those commitments comply with the Articles and the Law.

IV. SHAREHOLDER

Art.11. General meetings of shareholders and shareholders' written resolutions

11.1. Powers and voting rights

(i) Unless resolutions are taken in accordance with article 11.1.(ii), resolutions of the shareholders shall be adopted at a general meeting of shareholders (each a **General Meeting**).

(ii) If the number of shareholders of the Company does not exceed twenty-five (25), resolutions of the shareholders may be adopted in writing (Written **Shareholders' Resolutions**).

(iii) Each share entitles the holder to one (1) vote.

11.2. Notices, quorum, majority and voting procedures

(i) The shareholders may be convened to General Meetings by the Board. The Board must convene a General Meeting following a request from shareholders representing more than half of the share capital.

(ii) Written notice of any General Meeting shall be given to all shareholders at least eight (8) days prior to the date of the meeting, except in the case of an emergency, in which case the nature and circumstances of such shall be set out in the notice.

(iii) When resolutions are to be adopted in writing, the Board shall send the text of such resolutions to all the shareholders. The shareholders shall vote in writing and return their vote to the Company within the timeline fixed by the Board. Each manager shall be entitled to count the votes.

(iv) General Meetings shall be held at the time and place specified in the notices.

(v) If all the shareholders are present or represented and consider themselves duly convened and informed of the agenda of the General Meeting, it may be held without prior notice.

(vi) A shareholder may grant written power of attorney to another person (who need not be a shareholder), in order to be represented at any General Meeting.

(vii) Resolutions to be adopted at General Meetings shall be passed by shareholders owning more than one-half of the share capital. If this majority is not reached at the first General Meeting, the shareholders shall be convened by registered letter to a second General Meeting and the resolutions shall be adopted at the second General Meeting by a majority of the votes cast, irrespective of the proportion of the share capital represented.

(viii) The Articles may only be amended with the consent of a majority (in number) of shareholders owning at least three-quarters of the share capital.

(ix) Any change in the nationality of the Company and any increase in a shareholder's commitment to the Company shall require the unanimous consent of the shareholders.

(x) Written Shareholders' Resolutions are passed with the quorum and majority requirements set forth above and shall bear the date of the last signature received prior to the expiry of the timeline fixed by the Board.

Art.12. Sole shareholder

When the number of shareholders is reduced to one (1):

(i) the sole shareholder shall exercise all powers granted by the Law to the General Meeting;

(ii) any reference in the Articles to the shareholders, the General Meeting, or the Written Shareholders' Resolutions is to be read as a reference to the sole shareholder or the sole shareholder's resolutions, as appropriate; and

(iii) the resolutions of the sole shareholder shall be recorded in minutes or drawn up in writing.

V. ANNUAL ACCOUNTS - ALLOCATION OF PROFITS – SUPERVISION

Art.13. Financial year and approval of annual accounts

13.1. The financial year begins on the first (1) of January and ends on the thirty-first (31) of December of each year.

13.2. Each year, the Board must prepare the balance sheet and profit and loss accounts, together with an inventory stating the value of the Company's assets and liabilities, with an annex summarising the Company's commitments and the debts owed by its managers and shareholders to the Company.

13.3. Any shareholder may inspect the inventory and balance sheet at the registered office.

13.4. The balance sheet and profit and loss accounts must be approved in the following manner:

(i) if the number of shareholders of the Company does not exceed twenty-five (25), within six (6) months following the end of the relevant financial year either (a) at the annual General Meeting (if held) or (b) by way of Written Shareholders' Resolutions; or

(ii) if the number of shareholders of the Company exceeds twenty-five (25), at the annual General Meeting.

13.5. If the number of shareholders of the Company exceeds twenty-five (25), the annual General Meeting shall be held at the registered office or at any other place within the municipality of the registered office, as specified in the notice, on the second Monday of May of each year at 10.00 a.m.. If that day is not a business day in Luxembourg, the annual General Meeting shall be held on the following business day.

Art.14. Auditors

14.1. When so required by law, the Company's operations shall be supervised by one or more approved external auditors (*réviseurs d'entreprises agréés)*. The shareholders shall appoint the approved external auditors, if any, and determine their number and remuneration and the term of their office.

14.2. If the number of shareholders of the Company exceeds twenty-five (25), the Company's operations shall be supervised by one or more *commissaires* (*statutory auditors*), unless the law requires the appointment of one or more approved external auditors (*réviseurs d'entreprises agréés)*. The *commissaires* are subject to re-appointment at the annual General Meeting. They may or may not be shareholders.

Art.15. Allocation of profits

15.1. Five per cent (5%) of the Company's annual net profits must be allocated to the reserve required by law (the **Legal Reserve**). This requirement ceases when the Legal Reserve reaches an amount equal to ten per cent (10%) of the share capital.

15.2. The shareholders shall determine the allocation of the balance of the annual net profits. They may decide on the payment of a dividend, to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions.

15.3. Interim dividends may be distributed at any time, subject to the following conditions:

(i) the Board must draw up interim accounts;

(ii) the interim accounts must show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the Legal Reserve;

(iii) within two (2) months of the date of the interim accounts, the Board must resolve to distribute the interim dividends; and

(iv) taking into account the assets of the Company, the rights of the Company's creditors must not be threatened by the distribution of an interim dividend.

If the interim dividends paid exceed the distributable profits at the end of the financial year, the Board has the right to claim the reimbursement of dividends not corresponding to profits actually earned and the shareholders must immediately refund the excess to the Company if so required by the Board.

VI. DISSOLUTION – LIQUIDATION

16.1. The Company may be dissolved at any time by a resolution of the shareholders adopted with the consent of a majority (in number) of shareholders owning at least

three-quarters of the share capital. The shareholders shall appoint one or more liquidators, who need not be shareholders, to carry out the liquidation, and shall determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators shall have full power to realise the Company's assets and pay its liabilities.

16.2. The surplus (if any) after realisation of the assets and payment of the liabilities shall be distributed to the shareholders in proportion to the shares held by each of them.

VII. GENERAL PROVISIONS

17.1. Notices and communications may be made or waived, Managers' Circular Resolutions and Written Shareholders Resolutions may be evidenced, in writing, by fax, email or any other means of electronic communication.

17.2. Powers of attorney may be granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a manager, in accordance with such conditions as may be accepted by the Board.

17.3. Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements for being deemed equivalent to handwritten signatures. Signatures of the Managers' Circular Resolutions, the resolutions adopted by the Board by telephone or video conference or the Written Shareholders' Resolutions, as the case may be, may appear on one original or several counterparts of the same document, all of which taken together shall constitute one and the same document.

17.4. All matters not expressly governed by these Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law, with any agreement entered into by the shareholders from time to time.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE :

I. DENOMINATION – SIEGE SOCIAL – OBJET– DUREE

Art.1.Dénomination

Le nom de la société est "**CHC Helicopter (4) S.à r.l.** " (la **Société**).

La Société est une société à responsabilité limitée régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la **Loi**), ainsi que par les présents statuts (les **Statuts**).

Art.2. Siège social

2.1. Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré dans cette même commune par décision du conseil de gérance. Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution des associés, selon les modalités requises pour la modification des Statuts.

2.2. Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu'à l'étranger par décision du conseil de gérance. Lorsque le conseil de gérance estime que des développements ou événements extraordinaires d'ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou événements sont de nature à compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l'étranger, le siège social peut être transféré provisoirement à l'étranger, jusqu'à cessation complète de ces circonstances. Ces mesures provisoires n'ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art.3. Objet social

3.1. L'objet de la Société est la prise de participations, tant au Luxembourg qu'à l'étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs mobilières et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l'acquisition et la gestion d'un portefeuille de brevets ou d'autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2. La Société peut emprunter sous quelque forme que ce soit, sauf par voie d'offre publique. Elle peut procéder, uniquement par voie de placement privé, à l'émission de billets à ordre, d'obligations et de tous types de titres et instruments de dette ou de capital. La Société peut prêter des fonds, y compris notamment les revenus de tous emprunts, à ses filiales, sociétés affiliées, ainsi qu'à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l'autorisation requise.

3.3. La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d'intérêt et autres risques.

3.4. La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers

qui, directement ou indirectement, favorisent ou se rapportent à son objet social.

Art.4. Durée

4.1. La Société est formée pour une durée indéterminée.

4.2. La Société ne sera pas dissoute en raison de la mort, de la suspension des droits civils, de l'incapacité, de l'insolvabilité, de la faillite ou de tout autre événement similaire affectant un ou plusieurs associés.

II. CAPITAL – PARTS SOCIALES

Art.5. Capital

5.1 Le capital social est fixé à douze mille cinq cent deux Euros (EUR 12.502), représenté par douze mille cinq cent deux (12.502) parts sociales sous forme nominative, ayant une valeur nominale de un Euro (EUR 1) chacune.

5.1. Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution des associés, adoptée selon les modalités requises pour la modification des Statuts.

Art.6. Parts sociales

6.1. Les parts sociales sont indivisibles et la Société ne reconnaît qu'un (1) seul propriétaire par part sociale.

6.2. Les parts sociales sont librement cessibles entre associés.

6.3. Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

6.4. Lorsque la Société a plus d'un associé, la cession des parts sociales (*inter vivos*) à des tiers est soumise à l'accord préalable des associés représentant au moins les trois-quarts du capital social.

6.5. La cession de parts sociales à un tiers par suite du décès doit être approuvée par les associés représentant les trois-quarts des droits détenus par les survivants.

6.6. Une cession de parts sociales ne sera opposable à l'égard de la Société ou des tiers, qu'après avoir été notifiée à la Société ou acceptée par celle-ci conformément à l'article 1690 du Code Civil luxembourgeois.

6.7. Un registre des associés est tenu au siège social et peut être consulté à la demande de chaque associé.

6.8. La Société peut racheter ses propres parts sociales à condition :

(i) qu'elle ait des réserves distribuables suffisantes à cet effet ; ou

(ii) que le rachat résulte de la réduction du capital social de la Société.

III. GESTION – REPRESENTATION

Art.7. Nomination et révocation des gérants

7.1. La Société est gérée par un ou plusieurs gérants nommés par une résolution des associés, qui fixe la durée de leur mandat. Les gérants ne doivent pas nécessairement être associés.

7.2. Les gérants sont révocables à tout moment, avec ou sans raison, par une décision des associés.

Art.8. Conseil de gérance

Si plusieurs gérants sont nommés, ils constitueront le conseil de gérance (le **Conseil**). Les associés peuvent décider de nommer des gérants de deux différentes classes, à savoir un ou plusieurs gérants de classe A et un ou plusieurs gérants de classe B.

8.1. Pouvoirs du conseil de gérance

(i) Tous les pouvoirs non expressément réservés par la Loi ou les Statuts aux associés sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l'objet social.

(ii) Le Conseil peut déléguer des pouvoirs spéciaux ou limités pour des tâches spécifiques à un ou plusieurs agents.

8.2 Procédure

(i) Le Conseil se réunit sur convocation d'un gérant au lieu indiqué dans l'avis de convocation, qui en principe, sera au Luxembourg.

(ii) Une convocation écrite de toute réunion du Conseil est donnée à tous les gérants au moins vingt-quatre (24) heures à l'avance, sauf en cas d'urgence, auquel cas la nature et les circonstances de cette urgence seront mentionnées dans la convocation à la réunion.

(iii) Aucune convocation n'est requise si tous les membres du Conseil sont présents ou représentés et si chacun d'eux déclare avoir parfaitement connaissance de l'ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant dans des lieux et à des heures fixés dans un calendrier préalablement adopté par le Conseil.

(iv) Un gérant peut donner une procuration à un autre gérant afin de le représenter à toute réunion du Conseil.

(v) Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix des gérants présents ou représentés, à la condition que lorsque les associés ont nommé un ou plusieurs gérants de classe A et un ou

plusieurs gérants de classe B, au moins un gérant de classe A et un gérant de classe B votent en faveur de la décision. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président de la réunion ou, si aucun président n'a été nommé, par tous les gérants présents ou représentés.

(vi) Tout gérant peut participer à toute réunion du Conseil par téléphone ou visio-conférence ou par tout autre moyen de communication permettant à l'ensemble des personnes participant à la réunion de s'identifier, de s'entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(vii) Des résolutions circulaires signées par tous les gérants (des **Résolutions Circulaires des Gérants**) sont valables et engagent la Société comme si elles avaient été adoptées lors d'une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature.

8.3 Représentation

(i) La Société est engagée vis-à-vis des tiers en toutes circonstances par les signatures conjointes d'un gérant de classe A et d'un gérant de classe B.

(ii) La Société est également engagée vis-à-vis des tiers par la signature de toute personne à qui des pouvoirs spéciaux ont été délégués par le Conseil.

Art 9 Gérant unique

Si la Société est gérée par un gérant unique, toute référence dans les Statuts au Conseil ou aux gérants doit être considérée, le cas échéant, comme une référence au gérant unique.

Art 10 Responsabilité des gérants

Les gérants ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

IV. ASSOCIE

Art.11. Assemblées générales des associés et résolutions écrites des associés

11.1 Pouvoirs et droits de vote

(i) Sauf lorsque des résolutions sont adoptées conformément à l'article 11.1. (ii), les résolutions des associés sont adoptées en assemblée générale des associés (chacune une **Assemblée Générale**).

(ii) Si le nombre des associés de la Société ne dépasse pas vingt-cinq (25), les résolutions des associés peuvent être adoptées par écrit (des **Résolutions Ecrites**

des Associés).

(iii) Chaque part sociale donne droit à un (1) vote.

11.2 Convocations, quorum, majorité et procédure de vote

(i) Les associés peuvent être convoqués aux Assemblées Générales à l'initiative du Conseil. Le Conseil doit convoquer une Assemblée Générale à la demande des associés représentant plus de la moitié du capital social.

(ii) Une convocation écrite à toute Assemblée Générale est donnée à tous les associés au moins huit (8) jours avant la date de l'assemblée, sauf en cas d'urgence, auquel cas, la nature et les circonstances de cette urgence doivent être précisées dans la convocation à ladite assemblée.

(iii) Lorsque des résolutions sont adoptées par écrit, le Conseil communique le texte des résolutions à tous les associés. Les associés votent par écrit et envoient leur vote à la Société dans le délai fixé par le Conseil. Chaque gérant est autorisé à compter les votes.

(iv) Les Assemblées Générales sont tenues au lieu et heure précisés dans les convocations.

(v) Si tous les associés sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l'ordre du jour de l'assemblée, l'Assemblée Générale peut se tenir sans convocation préalable.

(vi) Un associé peut donner une procuration écrite à toute autre personne, associé ou non, afin de le représenter à toute Assemblée Générale.

(vii) Les décisions de l'Assemblée Générale sont adoptées par des associés détenant plus de la moitié du capital social. Si cette majorité n'est pas atteinte à la première Assemblée Générale, les associés sont convoqués par lettre recommandée à une seconde Assemblée Générale et les décisions sont adoptées par l'Assemblée Générale à la majorité des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(viii)Les Statuts ne peuvent être modifiés qu'avec le consentement de la majorité (en nombre) des associés détenant au moins les trois-quarts du capital social.

(ix) Tout changement de nationalité de la Société ainsi que toute augmentation de l'engagement d'un associé dans la Société exige le consentement unanime des associés.

(x) Des Résolutions Ecrites des Associés sont adoptées avec le quorum de présence et de majorité détaillés ci-dessus. Elles porteront la date de la dernière signature reçue avant l'expiration du délai fixé par le Conseil.

Art.12 Associé unique

Dans le cas où le nombre des associés est réduit à un (1) :

(i) l'associé unique exerce tous les pouvoirs conférés par la Loi à l'Assemblée Générale ;

(ii) toute référence dans les Statuts aux associés, à l'Assemblée Générale ou aux Résolutions Ecrites des Associés est considérée, le cas échéant, comme une référence à l'associé unique ou aux résolutions de ce dernier ; et

(iii) les résolutions de l'associé unique sont consignées dans des procès-verbaux ou rédigées par écrit.

V. COMPTES ANNUELS – AFFECTATION DES BENEFICES – CONTROLE

Art.13. Exercice social et approbation des comptes annuels

13.1. L'exercice social commence le premier (1) janvier et se termine le trente-et-un (31) décembre de chaque année.

13.2. Chaque année, le Conseil doit dresser le bilan et le compte de profits et pertes, ainsi qu'un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes du ou des gérants et des associés envers la Société.

13.3. Tout associé peut prendre connaissance de l'inventaire et du bilan au siège social.

13.4. Le bilan et le compte de profits et pertes doivent être approuvés de la façon suivante :

(i) si le nombre des associés de la Société ne dépasse pas vingt-cinq (25), dans les six (6) mois de la clôture de l'exercice social en question, soit (a) par l'Assemblée Générale annuelle (si elle est tenue), soit (b) par voie de Résolutions Ecrites des Associés ; ou

(ii) si le nombre des associés de la Société dépasse vingt-cinq (25), par l'Assemblée Générale annuelle.

13.5. Si le nombre des associés de la Société dépasse vingt-cinq (25), l'Assemblée Générale annuelle se tient à l'adresse du siège social ou en tout autre lieu dans la municipalité du siège social, comme indiqué dans la convocation, le deuxième lundi du mois de mai de chaque année à 10 heures. Si ce jour n'est pas un jour ouvré à Luxembourg, l'Assemblée Générale annuelle se tient le jour ouvré suivant.

Art.14. Commissaires / réviseurs d'entreprises

14.1. Les opérations de la Société sont contrôlées par un ou plusieurs réviseurs d'entreprises agréés, dans les cas prévus par la loi. Les associés nomment les réviseurs d'entreprises agréés, s'il y a lieu, et déterminent leur nombre, leur rémunération et la durée de leur mandat.

14.2. Si la Société a plus de vingt-cinq (25) associés, ses opérations sont surveillées par un ou plusieurs commissaires, à moins que la loi ne requière la nomination d'un ou plusieurs réviseurs d'entreprises agréés. Les commissaires sont sujets à la renomination par l'Assemblée Générale annuelle. Ils peuvent être associés ou non.

Art.15. Affectation des bénéfices

15.1. Cinq pour cent (5 %) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi (la **Réserve Légale**). Cette affectation cesse d'être exigée quand la Réserve Légale atteint dix pour cent (10 %) du capital social.

15.2. Les associés décident de l'affectation du solde des bénéfices nets annuels. Ils peuvent allouer ce bénéfice au paiement d'un dividende, l'affecter à un compte de réserve ou le reporter en respectant les dispositions légales applicables.

15.3. Des dividendes intérimaires peuvent être distribués à tout moment, aux conditions suivantes :

(i) Le Conseil établit des comptes intérimaires ;

(ii) Ces comptes intérimaires doivent montrer que suffisamment de bénéfices et autres réserves (y compris la prime d'émission) sont disponibles pour une distribution, étant entendu que le montant à distribuer ne peut pas dépasser le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale ;

(iii) Le Conseil doit décider de distribuer les dividendes intérimaires dans les deux (2) mois suivant la date des comptes intérimaires ; et

(iv) Compte tenu des actifs de la Société, les droits des créanciers de la Société ne doivent pas être menacés.

Si les dividendes intérimaires qui ont été distribués dépassent les bénéfices distribuables à la fin de l'exercice social, le Conseil a le droit de réclamer la répétition des dividendes ne correspondant pas à des bénéfices réellement acquis et les associés doivent immédiatement reverser l'excès à la Société à la demande du Conseil.

VI. DISSOLUTION – LIQUIDATION

16.1. La Société peut être dissoute à tout moment, par une résolution des associés adoptée par la majorité (en nombre) des associés détenant au moins les trois-quarts du capital social. Les associés nommeront un ou plusieurs liquidateurs, qui n'ont pas besoin d'être associés, pour réaliser la liquidation et détermineront leur nombre, pouvoirs et rémunération. Sauf décision contraire des associés, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la

Société.

16.2. Le boni de liquidation après la réalisation des actifs et le paiement des dettes, s'il y en a, est distribué aux associés proportionnellement aux parts sociales détenues par chacun d'entre eux.

VII. DISPOSITIONS GENERALES

17.1. Les convocations et communications, ainsi que les renonciations à celles-ci, peuvent être faites, et les Résolutions Circulaires des Gérants ainsi que les Résolutions Ecrites des Associés peuvent être établies par écrit, par téléfax, e-mail ou tout autre moyen de communication électronique.

17.2. Les procurations peuvent être données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un gérant conformément aux conditions acceptées par le Conseil.

17.3. Les signatures peuvent être sous forme manuscrite ou électronique, à condition de satisfaire aux conditions légales pour être assimilées à des signatures manuscrites. Les signatures des Résolutions Circulaires des Gérants, des résolutions adoptées par le Conseil par téléphone ou visioconférence et des Résolutions Ecrites des Associés, selon le cas, sont apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

17.4. Pour tous les points non expressément prévus par les Statuts, il est fait référence à la loi et, sous réserve des dispositions légales d'ordre public, à tout accord présent ou futur conclu entre les associés.

POUR STATUTS COORDONNES
Henri HELLINCKX

Notaire

Henri HELLINCKX, Notaire - LUXEMBOURG -

Luxembourg, le 16 octobre 2014

En cas de divergences entre le texte anglais et le texte français, le texte anglais fera foi.

CHC Helicopter (5) S.à r.l.
Société à responsabilité limitée
Siège social: 6, rue Eugène Ruppert, L-2453 Luxembourg.

CONSTITUTION DE SOCIETE DU 26 SEPTEMBRE 2014

NUMERO

In the year two thousand and fourteen, on the twenty-sixth day of September.

Before the undersigned, Maître Henri Hellinckx, notary residing in Luxembourg, Grand Duchy of Luxembourg.

THERE APPEARED:

CHC Helicopter S.A., a limited liability company (*société anonyme*) incorporated under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, registered with the Luxembourg register of commerce and companies, under number B139673,

Here represented by Charlotte Mortz-Kezic, with professional address in Luxembourg,

by virtue of a power of attorney given on 24 September 2014.

After signature *ne varietur* by the authorised representative of the appearing party and the undersigned notary, the power of attorney will remain attached to this deed to be registered with it.

The appearing party, represented as set out above, has requested the undersigned notary to state as follows the articles of incorporation of a private limited liability company (*société à responsabilité limitée*), which is hereby incorporated:

I. NAME – REGISTERED OFFICE – OBJECT – DURATION

Art.1.Name

The name of the company is "**CHC Helicopter (5) S.à r.l.**" (the **Company**). The Company is a private limited liability company (*société à responsabilité limitée*) governed by the laws of the Grand Duchy of Luxembourg, in particular the law of August 10, 1915 on commercial companies, as amended (the **Law**), and these articles of incorporation (the **Articles**).

Art.2.Registered office

2.1. The Company's registered office is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred within that municipality by a resolution of the board of managers. It may be transferred to any other location in the Grand Duchy of

Luxembourg by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2. Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the board of managers. If the board of managers determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the normal activities of the Company at its registered office, or with ease of communication between that office and persons abroad, the registered office may be temporarily transferred abroad until the developments or events in question have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

Art.3. Corporate object

3.1. The Company's object is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever, and the management of those participations. The Company may in particular acquire, by subscription, purchase and exchange or in any other manner, any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and, more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. Further, it may invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2. The Company may borrow in any form, except by way of public offer. It may issue, by way of private placement only, notes, bonds and any kind of debt and equity securities. It may lend funds, including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. It may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated financial sector activities without having obtained the requisite authorisation.

3.3. The Company may use any techniques, legal means and instruments to manage its investments efficiently and protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4. The Company may carry out any commercial, financial or industrial operation and any transaction with respect to real estate or movable property which, directly or indirectly, favours or relates to its corporate object.

Art.4. Duration

4.1. The Company is formed for an unlimited period.

4.2. The Company shall not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or more shareholders.

II. CAPITAL – SHARES

Art.5.Capital

5.1. The share capital is set at twelve thousand five hundred euro (EUR 12,500), represented by twelve thousand five hundred (12,500) shares in registered form, having a nominal value of one euro (EUR 1) each.

5.2. The share capital may be increased or reduced once or more by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

Art.6.Shares

6.1. The shares are indivisible and the Company recognises only one (1) owner per share.

6.2. The shares are freely transferable between shareholders.

6.3. When the Company has a sole shareholder, the shares are freely transferable to third parties.

6.4. When the Company has more than one shareholder, the transfer of shares (*inter vivos*) to third parties is subject to prior approval by shareholders representing at least three-quarters of the share capital.

6.5. The transfer of shares to third parties by reason of death must be approved by shareholders representing three-quarters of the rights owned by the survivors.

6.6. A share transfer shall only be binding on the Company or third parties following notification to, or acceptance by, the Company in accordance with article 1690 of the Luxembourg Civil Code.

6.7. A register of shareholders shall be kept at the registered office and may be examined by any shareholder on request.

6.8. The Company may redeem its own shares, provided:

(i) it has sufficient distributable reserves for that purpose; or

(ii) the redemption results from a reduction in the Company's share capital.

III. MANAGEMENT – REPRESENTATION

Art.7. Appointment and removal of managers

7.1. The Company shall be managed by one or more managers appointed by a resolution of the shareholders, which sets the term of their office. The managers need not be shareholders.

7.2. The managers may be removed at any time, with or without cause, by a resolution of the shareholders.

Art.8. Board of managers

If several managers are appointed, they shall constitute the board of managers (the **Board**). The shareholders may decide to appoint managers of two different classes, i.e. one or several class A managers and one or several class B managers.

8.1. Powers of the board of managers

(i) All powers not expressly reserved to the shareholders by the Law or the Articles fall within the competence of the Board, which has full power to carry out and approve all acts and operations consistent with the Company's corporate object.

(ii) The Board may delegate special or limited powers to one or more agents for specific matters.

8.2. Procedure

(i) The Board shall meet at the request of any managers, at the place indicated in the convening notice, which in principle shall be in Luxembourg.

(ii) Written notice of any Board meeting shall be given to all managers at least twenty-four (24) hours in advance, except in the case of an emergency, in which case the nature and circumstances of such shall be set out in the notice.

(iii) No notice is required if all members of the Board are present or represented and each of them states that they have full knowledge of the agenda for the meeting. A manager may also waive notice of a meeting, either before or after the meeting. Separate written notices are not required for meetings which are held at times and places indicated in a schedule previously adopted by the Board.

(iv) A manager may grant to another manager a power of attorney in order to be represented at any Board meeting.

(v) The Board may only validly deliberate and act if a majority of its members are present or represented. Board resolutions shall be validly adopted by a majority of the votes of the managers present or represented, provided that if the shareholders have appointed one or several class A managers and one or several class B managers, at least one (1) class A manager and one (1) class B manager votes in favour of the resolution. Board resolutions shall be recorded in minutes signed by the chairperson of the meeting or, if no chairperson has been appointed, by all the managers present or

represented.

(vi) Any manager may participate in any meeting of the Board by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at a duly convened and held meeting.

(vii) Circular resolutions signed by all the managers (**Managers' Circular Resolutions**) shall be valid and binding as if passed at a duly convened and held Board meeting, and shall bear the date of the last signature.

8.3. Representation

(i) The Company shall be bound towards third parties in all matters by the joint signature of any class A manager and any class B manager.

(ii) The Company shall also be bound towards third parties by the signature of any person to whom special powers have been delegated by the Board.

Art.9. Sole manager

If the Company is managed by a sole manager, all references in the Articles to the Board, the managers or any manager are to be read as references to the sole manager, as appropriate.

Art.10. Liability of the managers

The managers shall not be held personally liable by reason of their office for any commitment they have validly made in the name of the Company, provided those commitments comply with the Articles and the Law.

IV. SHAREHOLDER

Art.11. General meetings of shareholders and shareholders' written resolutions

11.1. Powers and voting rights

(i) Unless resolutions are taken in accordance with article 11.1.(ii), resolutions of the shareholders shall be adopted at a general meeting of shareholders (each a **General Meeting**).

(ii) If the number of shareholders of the Company does not exceed twenty-five (25), resolutions of the shareholders may be adopted in writing (Written **Shareholders' Resolutions**).

(iii) Each share entitles the holder to one (1) vote.

11.2. Notices, quorum, majority and voting procedures

(i) The shareholders may be convened to General Meetings by the Board. The Board

must convene a General Meeting following a request from shareholders representing more than half of the share capital.

(ii) Written notice of any General Meeting shall be given to all shareholders at least eight (8) days prior to the date of the meeting, except in the case of an emergency, in which case the nature and circumstances of such shall be set out in the notice.

(iii) When resolutions are to be adopted in writing, the Board shall send the text of such resolutions to all the shareholders. The shareholders shall vote in writing and return their vote to the Company within the timeline fixed by the Board. Each manager shall be entitled to count the votes.

(iv) General Meetings shall be held at the time and place specified in the notices.

(v) If all the shareholders are present or represented and consider themselves duly convened and informed of the agenda of the General Meeting, it may be held without prior notice.

(vi) A shareholder may grant written power of attorney to another person (who need not be a shareholder), in order to be represented at any General Meeting.

(vii) Resolutions to be adopted at General Meetings shall be passed by shareholders owning more than one-half of the share capital. If this majority is not reached at the first General Meeting, the shareholders shall be convened by registered letter to a second General Meeting and the resolutions shall be adopted at the second General Meeting by a majority of the votes cast, irrespective of the proportion of the share capital represented.

(viii) The Articles may only be amended with the consent of a majority (in number) of shareholders owning at least three-quarters of the share capital.

(ix) Any change in the nationality of the Company and any increase in a shareholder's commitment to the Company shall require the unanimous consent of the shareholders.

(x) Written Shareholders' Resolutions are passed with the quorum and majority requirements set forth above and shall bear the date of the last signature received prior to the expiry of the timeline fixed by the Board.

Art.12. Sole shareholder

When the number of shareholders is reduced to one (1):

(i) the sole shareholder shall exercise all powers granted by the Law to the General Meeting;

(ii) any reference in the Articles to the shareholders, the General Meeting, or the Written Shareholders' Resolutions is to be read as a reference to the sole shareholder or the sole shareholder's resolutions, as appropriate; and

(iii) the resolutions of the sole shareholder shall be recorded in minutes or drawn up in writing.

V. ANNUAL ACCOUNTS - ALLOCATION OF PROFITS – SUPERVISION

Art.13. Financial year and approval of annual accounts

13.1. The financial year begins on the first (1) of January and ends on the thirty-first (31) of December of each year.

13.2. Each year, the Board must prepare the balance sheet and profit and loss accounts, together with an inventory stating the value of the Company's assets and liabilities, with an annex summarising the Company's commitments and the debts owed by its managers and shareholders to the Company.

13.3. Any shareholder may inspect the inventory and balance sheet at the registered office.

13.4. The balance sheet and profit and loss accounts must be approved in the following manner:

(i) if the number of shareholders of the Company does not exceed twenty-five (25), within six (6) months following the end of the relevant financial year either (a) at the annual General Meeting (if held) or (b) by way of Written Shareholders' Resolutions; or

(ii) if the number of shareholders of the Company exceeds twenty-five (25), at the annual General Meeting.

13.5. If the number of shareholders of the Company exceeds twenty-five (25), the annual General Meeting shall be held at the registered office or at any other place within the municipality of the registered office, as specified in the notice, on the second Monday of May of each year at 10.00 a.m.. If that day is not a business day in Luxembourg, the annual General Meeting shall be held on the following business day.

Art.14. Auditors

14.1. When so required by law, the Company's operations shall be supervised by one or more approved external auditors (*réviseurs d'entreprises agréés*). The shareholders shall appoint the approved external auditors, if any, and determine their number and remuneration and the term of their office.

14.2. If the number of shareholders of the Company exceeds twenty-five (25), the Company's operations shall be supervised by one or more *commissaires* (*statutory auditors*), unless the law requires the appointment of one or more approved external auditors (*réviseurs d'entreprises agréés*). The *commissaires* are subject to re-appointment at the annual General Meeting. They may or may not be shareholders.

Art.15. Allocation of profits

15.1. Five per cent (5%) of the Company's annual net profits must be allocated to the reserve required by law (the **Legal Reserve**). This requirement ceases when the Legal Reserve reaches an amount equal to ten per cent (10%) of the share capital.

15.2. The shareholders shall determine the allocation of the balance of the annual net

profits. They may decide on the payment of a dividend, to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions.

15.3. Interim dividends may be distributed at any time, subject to the following conditions:

(i) the Board must draw up interim accounts;

(ii) the interim accounts must show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to the Legal Reserve;

(iii) within two (2) months of the date of the interim accounts, the Board must resolve to distribute the interim dividends; and

(iv) taking into account the assets of the Company, the rights of the Company's creditors must not be threatened by the distribution of an interim dividend.

If the interim dividends paid exceed the distributable profits at the end of the financial year, the Board has the right to claim the reimbursement of dividends not corresponding to profits actually earned and the shareholders must immediately refund the excess to the Company if so required by the Board.

VI. DISSOLUTION – LIQUIDATION

16.1. The Company may be dissolved at any time by a resolution of the shareholders adopted with the consent of a majority (in number) of shareholders owning at least three-quarters of the share capital. The shareholders shall appoint one or more liquidators, who need not be shareholders, to carry out the liquidation, and shall determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators shall have full power to realise the Company's assets and pay its liabilities.

16.2. The surplus (if any) after realisation of the assets and payment of the liabilities shall be distributed to the shareholders in proportion to the shares held by each of them.

VII. GENERAL PROVISIONS

17.1. Notices and communications may be made or waived, Managers' Circular Resolutions and Written Shareholders Resolutions may be evidenced, in writing, by fax, email or any other means of electronic communication.

17.2. Powers of attorney may be granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a manager, in accordance with such conditions as may be accepted by the Board.

17.3. Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements for being deemed equivalent to handwritten signatures. Signatures of the Managers' Circular Resolutions, the resolutions adopted by the Board by telephone or video conference or the Written Shareholders' Resolutions, as the case may be, may appear on one original or several counterparts of the same document, all of which taken together shall constitute one and the same document.

17.4. All matters not expressly governed by these Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law, with any agreement entered into by the shareholders from time to time.

TRANSITIONAL PROVISION

The Company's first financial year shall begin on the date of this deed and shall end on the thirty-first (31) of December 2014.

SUBSCRIPTION AND PAYMENT

CHC Helicopter S.A., represented as stated above, subscribes for twelve thousand five hundred (12,500) shares in registered form, having a nominal value of one euro (EUR 1) each, and agrees to pay them in full by a contribution in cach in an amount of twelve thousand five hundred euro (EUR 12,500).

The amount of twelve thousand five hundred euro (EUR 12,500) is at the Company's disposal and evidence of such amount has been given to the undersigned notary.

COSTS

The expenses, costs, fees and charges of any kind whatsoever to be borne by the Company in connection with its incorporation are estimated at approximately EUR 1,200.-

RESOLUTIONS OF THE SHAREHOLDER

Immediately after the incorporation of the Company, it sole shareholder, representing the entire subscribed capital, adopted the following resolutions:

1. The following are appointed as A managers of the Company for an indefinite

period:

- Aidan Joyce, born on 30 July 1978 at St. John's, Canada, with residential address at Mulhussey, Maynooth, Co. Meath, Ireland; and

- Gordon Blake Fizzard, born on 13 December 1963, in Dublin, Ireland, with residential address at 3471 – 156A Street, Surrey, British Columbia, V3S 0K4, Canada.

2. The following are appointed as B managers of the Company for an indefinite period:

- **Hille-Paul SCHUT**, born on 29 September 1977, in Gravenhage, The Netherlands, with professional adress at 6, rue Eugène Ruppert, L-2453 Luxembourg;

- **Richard BREKELMANS**, born on 12 September 1960 in Amsterdam, The Netherlands, with professional adress at 6, rue Eugène Ruppert, L-2453 Luxembourg; and

- **Harald Thul**, born on 13 March 1972, in Bonn-Beuel, Germany, with professional adress at 6, rue Eugène Ruppert, L-2453 Luxembourg.

3. The registered office is set at L-2453 Luxembourg, 6, rue Eugène Ruppert.

DECLARATION

The undersigned notary, who understands and speaks English, states at the request of the appearing party that this deed is drawn up in English, followed by a French version, and that in the case of discrepancies, the English version prevails.

Whereof, this notarial deed is drawn up in Luxembourg, on the date stated above.

After reading this deed aloud, the notary signs it with the authorised representative of the appearing party.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE :

L'an deux mil quatorze, le vingt-sixième jour de septembre.

Pardevant le soussigné, Maître Henri Hellinckx, notaire de résidence à Luxembourg, Grand-Duché de Luxembourg.

A COMPARU :

CHC Helicopter S.A., une société régie par les lois du Luxembourg, dont le siège social se situe à 6, rue Eugène Ruppert, L-2453 Luxembourg, inscrite au Registre du Commerce et des Sociétés, sous le numéro B139673,

Ici représentée par Charlotte Mortz-Kezic, demeurant professionnellement à Luxembourg,

en vertu d'une procuration donnée le 24 Septembre 2014.

Après avoir été signée *ne varietur* par le mandataire de la partie comparante et le notaire instrumentant, ladite procuration restera annexée au présent acte pour les formalités de l'enregistrement.

La partie comparante, représentée comme indiqué ci-dessus, a prié le notaire instrumentant d'acter de la façon suivante les statuts d'une société à responsabilité limitée qui est ainsi constituée :

I. DENOMINATION – SIEGE SOCIAL – OBJET– DUREE

Art.1.Dénomination

Le nom de la société est "**CHC Helicopter (5) S.à r.l.** " (la **Société**).

La Société est une société à responsabilité limitée régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la **Loi**), ainsi que par les présents statuts (les **Statuts**).

Art.2.Siège social

2.1. Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg. Il peut être transféré dans cette même commune par décision du conseil de gérance. Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution des associés, selon les modalités requises pour la modification des Statuts.

2.2. Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu'à l'étranger par décision du conseil de gérance. Lorsque le conseil de gérance estime que des développements ou événements extraordinaires d'ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou événements sont de nature à compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et l'étranger, le siège social peut être transféré provisoirement à l'étranger, jusqu'à cessation complète de ces circonstances. Ces mesures provisoires n'ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art.3.Objet social

3.1. L'objet de la Société est la prise de participations, tant au Luxembourg qu'à l'étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs mobilières et instruments financiers émis par

toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans l'acquisition et la gestion d'un portefeuille de brevets ou d'autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2. La Société peut emprunter sous quelque forme que ce soit, sauf par voie d'offre publique. Elle peut procéder, uniquement par voie de placement privé, à l'émission de billets à ordre, d'obligations et de tous types de titres et instruments de dette ou de capital. La Société peut prêter des fonds, y compris notamment les revenus de tous emprunts, à ses filiales, sociétés affiliées, ainsi qu'à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l'autorisation requise.

3.3. La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d'intérêt et autres risques.

3.4. La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social.

Art.4. Durée

4.1. La Société est formée pour une durée indéterminée.

4.2. La Société ne sera pas dissoute en raison de la mort, de la suspension des droits civils, de l'incapacité, de l'insolvabilité, de la faillite ou de tout autre événement similaire affectant un ou plusieurs associés.

II. CAPITAL – PARTS SOCIALES

Art.5. Capital

5.1 Le capital social est fixé à douze mille cinq cents Euros (EUR 12.500), représenté par douze mille cinq cents (12.500) parts sociales sous forme nominative, ayant une valeur nominale de un Euro (EUR 1) chacune.

5.1. Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution des associés, adoptée selon les modalités requises pour la modification des Statuts.

Art.6. Parts sociales

6.1. Les parts sociales sont indivisibles et la Société ne reconnaît qu'un (1) seul propriétaire par part sociale.

6.2. Les parts sociales sont librement cessibles entre associés.

6.3. Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

6.4. Lorsque la Société a plus d'un associé, la cession des parts sociales (*inter vivos*) à des tiers est soumise à l'accord préalable des associés représentant au moins les trois-quarts du capital social.

6.5. La cession de parts sociales à un tiers par suite du décès doit être approuvée par les associés représentant les trois-quarts des droits détenus par les survivants.

6.6. Une cession de parts sociales ne sera opposable à l'égard de la Société ou des tiers, qu'après avoir été notifiée à la Société ou acceptée par celle-ci conformément à l'article 1690 du Code Civil luxembourgeois.

6.7. Un registre des associés est tenu au siège social et peut être consulté à la demande de chaque associé.

6.8. La Société peut racheter ses propres parts sociales à condition :

(i) qu'elle ait des réserves distribuables suffisantes à cet effet ; ou

(ii) que le rachat résulte de la réduction du capital social de la Société.

III. GESTION – REPRESENTATION

Art.7. Nomination et révocation des gérants

7.1. La Société est gérée par un ou plusieurs gérants nommés par une résolution des associés, qui fixe la durée de leur mandat. Les gérants ne doivent pas nécessairement être associés.

7.2. Les gérants sont révocables à tout moment, avec ou sans raison, par une décision des associés.

Art.8. Conseil de gérance

Si plusieurs gérants sont nommés, ils constitueront le conseil de gérance (le **Conseil**). Les associés peuvent décider de nommer des gérants de deux différentes classes, à savoir un ou plusieurs gérants de classe A et un ou plusieurs gérants de classe B.

8.1. Pouvoirs du conseil de gérance

(i) Tous les pouvoirs non expressément réservés par la Loi ou les Statuts aux associés sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à l'objet social.

(ii) Le Conseil peut déléguer des pouvoirs spéciaux ou limités pour des tâches spécifiques à un ou plusieurs agents.

8.2 Procédure

(i) Le Conseil se réunit sur convocation d'un gérant au lieu indiqué dans l'avis de convocation, qui en principe, sera au Luxembourg.

(ii) Une convocation écrite de toute réunion du Conseil est donnée à tous les gérants au moins vingt-quatre (24) heures à l'avance, sauf en cas d'urgence, auquel cas la nature et les circonstances de cette urgence seront mentionnées dans la convocation à la réunion.

(iii) Aucune convocation n'est requise si tous les membres du Conseil sont présents ou représentés et si chacun d'eux déclare avoir parfaitement connaissance de l'ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion, que ce soit avant ou après ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant dans des lieux et à des heures fixés dans un calendrier préalablement adopté par le Conseil.

(iv) Un gérant peut donner une procuration à un autre gérant afin de le représenter à toute réunion du Conseil.

(v) Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix des gérants présents ou représentés, à la condition que lorsque les associés ont nommé un ou plusieurs gérants de classe A et un ou plusieurs gérants de classe B, au moins un gérant de classe A et un gérant de classe B votent en faveur de la décision. Les décisions du Conseil sont consignées dans des procès-verbaux signés par le président de la réunion ou, si aucun président n'a été nommé, par tous les gérants présents ou représentés.

(vi) Tout gérant peut participer à toute réunion du Conseil par téléphone ou visio-conférence ou par tout autre moyen de communication permettant à l'ensemble des personnes participant à la réunion de s'identifier, de s'entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(vii) Des résolutions circulaires signées par tous les gérants (des **Résolutions Circulaires des Gérants**) sont valables et engagent la Société comme si elles avaient été adoptées lors d'une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature.

8.3 Représentation

(i) La Société est engagée vis-à-vis des tiers en toutes circonstances par les signatures conjointes d'un gérant de classe A et d'un gérant de classe B.

(ii) La Société est également engagée vis-à-vis des tiers par la signature de toute personne à qui des pouvoirs spéciaux ont été délégués par le Conseil.

Art 9 Gérant unique

Si la Société est gérée par un gérant unique, toute référence dans les Statuts au Conseil ou aux gérants doit être considérée, le cas échéant, comme une référence au

gérant unique.

Art 10 Responsabilité des gérants

Les gérants ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

IV. ASSOCIE

Art.11. Assemblées générales des associés et résolutions écrites des associés

11.1 Pouvoirs et droits de vote

(i) Sauf lorsque des résolutions sont adoptées conformément à l'article 11.1. (ii), les résolutions des associés sont adoptées en assemblée générale des associés (chacune une **Assemblée Générale**).

(ii) Si le nombre des associés de la Société ne dépasse pas vingt-cinq (25), les résolutions des associés peuvent être adoptées par écrit (des **Résolutions Ecrites des Associés**).

(iii) Chaque part sociale donne droit à un (1) vote.

11.2 Convocations, quorum, majorité et procédure de vote

(i) Les associés peuvent être convoqués aux Assemblées Générales à l'initiative du Conseil. Le Conseil doit convoquer une Assemblée Générale à la demande des associés représentant plus de la moitié du capital social.

(ii) Une convocation écrite à toute Assemblée Générale est donnée à tous les associés au moins huit (8) jours avant la date de l'assemblée, sauf en cas d'urgence, auquel cas, la nature et les circonstances de cette urgence doivent être précisées dans la convocation à ladite assemblée.

(iii) Lorsque des résolutions sont adoptées par écrit, le Conseil communique le texte des résolutions à tous les associés. Les associés votent par écrit et envoient leur vote à la Société dans le délai fixé par le Conseil. Chaque gérant est autorisé à compter les votes.

(iv) Les Assemblées Générales sont tenues au lieu et heure précisés dans les convocations.

(v) Si tous les associés sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l'ordre du jour de l'assemblée, l'Assemblée Générale peut se tenir sans convocation préalable.

(vi) Un associé peut donner une procuration écrite à toute autre personne, associé ou

non, afin de le représenter à toute Assemblée Générale.

(vii) Les décisions de l'Assemblée Générale sont adoptées par des associés détenant plus de la moitié du capital social. Si cette majorité n'est pas atteinte à la première Assemblée Générale, les associés sont convoqués par lettre recommandée à une seconde Assemblée Générale et les décisions sont adoptées par l'Assemblée Générale à la majorité des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(viii) Les Statuts ne peuvent être modifiés qu'avec le consentement de la majorité (en nombre) des associés détenant au moins les trois-quarts du capital social.

(ix) Tout changement de nationalité de la Société ainsi que toute augmentation de l'engagement d'un associé dans la Société exige le consentement unanime des associés.

(x) Des Résolutions Ecrites des Associés sont adoptées avec le quorum de présence et de majorité détaillés ci-dessus. Elles porteront la date de la dernière signature reçue avant l'expiration du délai fixé par le Conseil.

Art.12 Associé unique

Dans le cas où le nombre des associés est réduit à un (1) :

(i) l'associé unique exerce tous les pouvoirs conférés par la Loi à l'Assemblée Générale ;

(ii) toute référence dans les Statuts aux associés, à l'Assemblée Générale ou aux Résolutions Ecrites des Associés est considérée, le cas échéant, comme une référence à l'associé unique ou aux résolutions de ce dernier ; et

(iii) les résolutions de l'associé unique sont consignées dans des procès-verbaux ou rédigées par écrit.

V. COMPTES ANNUELS – AFFECTATION DES BENEFICES – CONTROLE

Art.13. Exercice social et approbation des comptes annuels

13.1. L'exercice social commence le premier (1) janvier et se termine le trente-et-un (31) décembre de chaque année.

13.2. Chaque année, le Conseil doit dresser le bilan et le compte de profits et pertes, ainsi qu'un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes du ou des gérants et des associés envers la Société.

13.3. Tout associé peut prendre connaissance de l'inventaire et du bilan au siège social.

13.4. Le bilan et le compte de profits et pertes doivent être approuvés de la façon suivante :

(i) si le nombre des associés de la Société ne dépasse pas vingt-cinq (25), dans les six (6) mois de la clôture de l'exercice social en question, soit (a) par l'Assemblée Générale annuelle (si elle est tenue), soit (b) par voie de Résolutions Ecrites des Associés ; ou

(ii) si le nombre des associés de la Société dépasse vingt-cinq (25), par l'Assemblée Générale annuelle.

13.5. Si le nombre des associés de la Société dépasse vingt-cinq (25), l'Assemblée Générale annuelle se tient à l'adresse du siège social ou en tout autre lieu dans la municipalité du siège social, comme indiqué dans la convocation, le deuxième lundi du mois de mai de chaque année à 10 heures. Si ce jour n'est pas un jour ouvré à Luxembourg, l'Assemblée Générale annuelle se tient le jour ouvré suivant.

Art.14. Commissaires / réviseurs d'entreprises

14.1. Les opérations de la Société sont contrôlées par un ou plusieurs réviseurs d'entreprises agréés, dans les cas prévus par la loi. Les associés nomment les réviseurs d'entreprises agréés, s'il y a lieu, et déterminent leur nombre, leur rémunération et la durée de leur mandat.

14.2. Si la Société a plus de vingt-cinq (25) associés, ses opérations sont surveillées par un ou plusieurs commissaires, à moins que la loi ne requière la nomination d'un ou plusieurs réviseurs d'entreprises agréés. Les commissaires sont sujets à la renomination par l'Assemblée Générale annuelle. Ils peuvent être associés ou non.

Art.15. Affectation des bénéfices

15.1. Cinq pour cent (5 %) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi (la **Réserve Légale**). Cette affectation cesse d'être exigée quand la Réserve Légale atteint dix pour cent (10 %) du capital social.

15.2. Les associés décident de l'affectation du solde des bénéfices nets annuels. Ils peuvent allouer ce bénéfice au paiement d'un dividende, l'affecter à un compte de réserve ou le reporter en respectant les dispositions légales applicables.

15.3. Des dividendes intérimaires peuvent être distribués à tout moment, aux conditions suivantes :

(i) Le Conseil établit des comptes intérimaires ;

(ii) Ces comptes intérimaires doivent montrer que suffisamment de bénéfices et autres réserves (y compris la prime d'émission) sont disponibles pour une distribution, étant entendu que le montant à distribuer ne peut pas dépasser le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale ;

(iii) Le Conseil doit décider de distribuer les dividendes intérimaires dans les deux (2) mois suivant la date des comptes intérimaires ; et

(iv) Compte tenu des actifs de la Société, les droits des créanciers de la Société ne doivent pas être menacés.

Si les dividendes intérimaires qui ont été distribués dépassent les bénéfices distribuables à la fin de l'exercice social, le Conseil a le droit de réclamer la répétition des dividendes ne correspondant pas à des bénéfices réellement acquis et les associés doivent immédiatement reverser l'excès à la Société à la demande du Conseil.

VI. DISSOLUTION – LIQUIDATION

16.1. La Société peut être dissoute à tout moment, par une résolution des associés adoptée par la majorité (en nombre) des associés détenant au moins les trois-quarts du capital social. Les associés nommeront un ou plusieurs liquidateurs, qui n'ont pas besoin d'être associés, pour réaliser la liquidation et détermineront leur nombre, pouvoirs et rémunération. Sauf décision contraire des associés, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

16.2. Le boni de liquidation après la réalisation des actifs et le paiement des dettes, s'il y en a, est distribué aux associés proportionnellement aux parts sociales détenues par chacun d'entre eux.

VII. DISPOSITIONS GENERALES

17.1. Les convocations et communications, ainsi que les renonciations à celles-ci, peuvent être faites, et les Résolutions Circulaires des Gérants ainsi que les Résolutions Ecrites des Associés peuvent être établies par écrit, par téléfax, e-mail ou tout autre moyen de communication électronique.

17.2. Les procurations peuvent être données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également être données par un gérant conformément aux conditions acceptées par le Conseil.

17.3. Les signatures peuvent être sous forme manuscrite ou électronique, à condition de satisfaire aux conditions légales pour être assimilées à des signatures manuscrites. Les signatures des Résolutions Circulaires des Gérants, des résolutions adoptées par le Conseil par téléphone ou visioconférence et des Résolutions Ecrites des Associés, selon le cas, sont apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

17.4. Pour tous les points non expressément prévus par les Statuts, il est fait

référence à la loi et, sous réserve des dispositions légales d'ordre public, à tout accord présent ou futur conclu entre les associés.

DISPOSITION TRANSITOIRE

Le premier exercice social de la Société commence à la date du présent acte et s'achèvera le 31 décembre 2014.

SOUSCRIPTION ET LIBERATION

CHC Helicopter S.A., représentée comme indiqué ci-dessus, déclare souscrire à douze mille cinq cents (12.500) parts sociales sous forme nominative, d'une valeur nominale de un Euro (EUR 1) chacune, et les libérer intégralement par un apport en numéraire d'un montant de douze mille cinq cents Euros (EUR 12.500).

Le montant de douze mille cinq cents Euros (EUR 12.500) est à la disposition de la Société, comme il a été prouvé au notaire instrumentant.

FRAIS

Les dépenses, coûts, honoraires et charges de toutes sortes qui incombent à la Société du fait de sa constitution s'élèvent approximativement à EUR 1.200.-

RESOLUTIONS DE L'ASSOCIE

Immédiatement après la constitution de la Société, l'associé unique de la Société, représentant l'intégralité du capital social souscrit, a pris les résolutions suivantes :

1. Les personnes suivantes sont nommées en qualité de gérants A de la Société pour une durée pour une durée indéterminée:

- **Aidan Joyce,** né le 30 juillet 1978 à St. John's, Canada, résidant à Mulhussey, Maynooth, Co. Meath, Irlande; et

- **Gordon Blake Fizzard,** né le 13 décembre 1963, à Dublin, Irlande, résidant à 3471 – 156A Street, Surrey, British Columbia, V3S 0K4, Canada.

2. Les personnes suivantes sont nommées en qualité de gérants B de la Société pour une durée pour une durée indéterminée:

- **Hille-Paul SCHUT**, né le 29 septembre 1977, à Gravenhage, Pays-Bas, ayant son adresse professionnelle au 6, rue Eugène Ruppert, L-2453 Luxembourg;

- **Richard BREKELMANS**, né le 12 septembre 1960 à Amsterdam, Pays-Bas, ayant son adresse professionnelle au 6, rue Eugène Ruppert, L-2453 Luxembourg; and

- **Harald Thul**, né le 13 mars 1972, à Bonn-Beuel, Allemagne, ayant son adresse professionnelle au 6, rue Eugène Ruppert, L-2453 Luxembourg.

3. Le siège social est fixé à L-2453 Luxembourg, 6, rue Eugène Ruppert.

DECLARATION

Le notaire soussigné, qui comprend et parle l'anglais, déclare qu'à la requête des parties comparantes que le présent acte est rédigé en anglais, suivi d'une traduction française et qu'en cas de divergences, la version anglaise fait foi.

Dont acte, fait et passé à Luxembourg, à la date qu'en tête des présentes.

Après avoir lu le présent acte à voix haute, le notaire le signe avec le mandataire de la partie comparante.